FingerMotion Files Application to List its Common Stock

on Nasdaq Capital Market

NEW YORK, NY July 28, 2021 (ACCESSWIRE) - FingerMotion, Inc. (OTCQX: FNGR), a mobile data and services company, is pleased to announce that it has submitted an application to have its shares of common stock listed on Nasdaq Capital Market. The listing of the Company’s shares of common stock on Nasdaq Capital Market remains subject to the approval of NASDAQ and the satisfaction of all applicable listing, governance and regulatory requirements. The Company intends to satisfy all of the applicable requirements; however, there is no assurance that its application will be approved. During the NASDAQ review process, the Company's common stock will continue to trade on the OTCQX under its current symbol “FNGR”.

“Over the past year we have been working diligently to comply with certain uplisting requirements,” said Martin Shen, CEO and of FingerMotion, Inc. "Applying for a NASDAQ listing is a key milestone in our Company’s evolution. We believe listing our common stock on the Nasdaq Capital Market will improve liquidity, increase our corporate visibility and enhance shareholder value. We are excited to have submitted this application, which if approved, would see us join the ranks of global technology companies listed in the U.S. We look forward to updating shareholders on our progress in due course.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China's largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com

718-269-3366

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "should," "estimate," "expect," "hope," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.